EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND RELEASE OF CLAIMS (the “Separation Agreement”) is made by and between Amit Kapur, an individual (the “Executive” or “Kapur”), and The Healing Company Inc., a Nevada corporation (the “Company”). The Company and the Executive are collectively referred to as the “Parties” an each is individually referred to as a “Party.”

RECITALS:

R-1. On or about June 2, 2022, the Executive executed a letter agreement with the Company pursuant to which he was employed as the Company’s Chief Executive Officer. That letter agreement is referred to herein as the “Employment Agreement.” The current level of the Executive’s annual base salary is $300,000.00 per year. On June 6, 2022, the Executive also entered into a Confidentiality and Proprietary Rights Agreement with the Company (the “CPR Agreement”). The Executive also entered into a Restricted Stock Award Agreement with Company on September 1, 2022 (the “RSA Agreement”) pursuant to which he was awarded 1,250,000 shares of restricted common stock of the Company (the “Restricted Stock”) subject to vesting as provided in the RSA Agreement.

R-2. The Parties are entering into this Separation Agreement to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees (as that term is defined below), including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

1. Termination of Employment. The Company’s employment of the Executive is terminated and Executive is removed from his position as Chief Financial Officer of the Company and from any other positions held by the Executive with the Company effective as of March 3, 2023 (the “Separation Date”). The Executive acknowledges that the Executive’s termination is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices. Executive will continue to be employed by the Company and perform his duties for the Company until the Separation Date.

2. Unconditional Payments.

a. No later than three (3) days after the Separation Date, the Company shall provide the Executive with a payment, at the Executive’s regular base salary rate, for the time the Executive worked during the Company’s most recent pay period through and including the Separation Date, less applicable statutory deductions and authorized withholdings (the “Final Salary Payment”).

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b. The Company will send the Executive, under separate cover, information about his rights to elect medical, dental and vision insurance continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), if the Executive has such rights.

Nothing in this Separation Agreement is intended to impair any of the Executive’s rights described in this Section 2.

In addition, and provided that the Executive agrees to and accepts the terms of this Separation Agreement and does not revoke his acceptance of pursuant to Section 14 below:

3. Severance and Amendment of the RSA.

a. The Company will pay the Executive the severance provided for in his Employment Agreement, specifically, a severance payment equal to three months of the Executive’s base salary at his current level ($300,000.00 per year), less applicable statutory deductions and authorized withholdings (the “Severance”). The Severance shall be payable in approximately equal installments on the Company’s regular payroll dates. The first installment of the Severance will be made on the Company’s first (1st) regular payroll date no fewer than ten (10) days following the Company’s receipt of this Separation Agreement executed by the Executive. Each installment of the Severance will be delivered to the Executive in accordance with the Executive’s instruction on file with the Company as of the Separation Date. (For example, Severance installments will be delivered by direct deposit in accordance with the Executive’s direct deposit authorization for receiving payments from the Company that is on file with the Company as of the Separation Date.) The amount of the Severance will be reported on an IRS Form W-2. (For purposes of clarity, this Section 3.a. is intended to fulfill the Company’s conditional obligation under the Employment Agreement to provide the Executive with severance, and, therefore, the Parties agree that the Executive is entitled to receive the Severance provided for under this Section 3.a., subject to the terms and conditions of this Separation Agreement, and not entitled to receive severance under the Employment Agreement.)

i. The Executive’s entitlement to the Severance and to any installment of it is conditioned on his compliance with (1) each and every provision of this Separation Agreement and (2) each of his obligations under the Employment Agreement and CPR Agreement, respectively, that survives the termination of his employment (e.g., the non-competition covenant in the Employment Agreement). If in the good-faith judgment of the Company, Executive breaches any material provision of this Separation Agreement or any obligation he has under the Employment Agreement or CPR Agreement that survives the termination of his employment, the Company shall be entitled to cancel the Severance and recover from the Executive the full value of any portion of the Severance already paid or awarded as of the date of such breach, less applicable deductions and authorized statutory withholdings.

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b. The Company shall execute and return to the Executive, as executed, the amendment to the RSA Agreement substantially in the form attached hereto as Exhibit 1 (the “Amendment”) no later than ten (10) days following the Effective Date (as defined in Section 14. c. below), provided that the Executive first execute and return to the Company by the Effective Date the Amendment substantially in the form attached hereto as Exhibit 1. In addition, the Amendment shall not become effective and enforceable, if at all, unless and until the Executive agrees to and accepts the terms of this Separation Agreement and the time for revoking his acceptance has expired without his having revoked his acceptance of pursuant to Section 14 below. Should the Amendment go into effect and become enforceable, it shall go into effect and become enforceable and amend the RSA Agreement retroactive to the day that comes immediately before the Separation Date.

i. By way of explanation and clarity, the Amendment provides for the acceleration, to the day immediately before the Separation Date, of the vesting of seventy-five thousand (75,000) shares of the Restricted Stock awarded to the Executive under the RSA Agreement. The Amendment to the RSA Agreement is part of the consideration provided to Executive under this Separation Agreement so that those seventy-five thousand (75,000) shares of the Restricted Stock awarded to the Executive under the RSA Agreement will vest before the Separation Date. Absent the Amendment, all of the shares of Restricted Stock awarded to the Executive under the RSA Agreement would be forfeited by the Executive automatically as of the Separation Date due to his termination of employment because none of those shares of stock have vested as of the Separation Date.

c. Nothing in this Separation Agreement is intended to supersede or negate any of the provisions under the Employment Agreement or the CPR Agreement that impose obligations on the Executive that survive the termination of those agreements (including but not limited to the covenants not to compete and not to solicit customers in the Employment Agreement and the covenant not to disclose confidential information the CPR Agreement), and those provisions shall remain in force following the Separation Date to the extent provided in the Employment Agreement or the CPR Agreement as the case may be.

4. No Additional Benefits. Other than as set forth in this Separation Agreement, the Executive expressly acknowledges and agrees that he is not entitled to and will not receive any additional compensation, payments, or benefits of any kind from the Company and the Releasees (as that phrase is defined in Section 7.b. below), and the Executive expressly acknowledges and agrees that no representations or promises to the contrary have been made to him.

a. Except for the Amendment, if it goes into effect and becomes enforceable, nothing in this Separation Agreement is intended to supersede the RSA Agreement or intended to modify any of the Parties’ rights and obligations under the RSA Agreement.

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5. Consultation on Behalf of the Company. The Executive agrees that, upon request by the Company or the Releasees, he will cooperate and consult with the Company or the Releasees following the Separation Date with respect to any inquiries or other matters involving the Company or its clients, including, without limitation, the Executive’s past work and responsibilities at the Company, or pending or threatened transactions, litigation, administrative proceedings or arbitration, (a) in which the Executive had been involved at the Company, (b) concerning which the Executive has personal knowledge, or (c) that relate to or arise out of the Executive’s employment with the Company or his responsibilities with respect to the Company or the Releasees, or any of them. Such cooperation and consultation will include, without limitation: appearance or attendance by the Executive, as may be requested by the Company or the Releasees, at any meetings or proceedings relating to any such inquiries, matters or proceedings (provided, however, that the Company will pay the Executive’s reasonable travel expenses for such appearance or attendance, if needed) and the Executive making himself available for the purpose of responding to questions from Company personnel, answering interrogatories, being deposed, testifying at trial or otherwise, and preparing and signing affidavits, as may be requested by the Company or the Releasees. The Executive agrees that his obligation to cooperate with, consult with, and meet with the Company as provided in this Section 5 is in consideration for the Company’s entry into the Amendment and that the Executive is entitled to no additional consideration for his time or efforts in fulfilling his obligations under Section 5 of this Separation Agreement.

6. Unemployment. The Company will not object to any lawful application by the Executive to receive unemployment benefits.

7. Release of Claims.

a. As a condition of the Company’s willingness to enter into this Separation Agreement, and in consideration for the Severance and the agreements of the Company contained in this Separation Agreement, the Executive, with the intention of binding himself, his heirs, beneficiaries, trustees, administrators, executors, assigns and legal representatives (collectively, the “Releasors”), hereby releases, waives and forever discharges the Company and the Releasees from, and hereby acknowledges full accord and satisfaction of, any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law or statutory, under federal, state or local law or otherwise), whether known or unknown, asserted or unasserted, by reason of any act, omission, transaction, agreement or occurrence that the Executive ever had, now has or hereafter may have against the Company and the Releasees up to and including the date the Executive executes this Separation Agreement.

Without limiting the generality of the foregoing, the Releasors hereby release and forever discharge the Company and the Releasees from:

(i) any and all claims relating to or arising from the Executive’s employment with the Company, the terms and conditions of that employment, and the termination of that employment;

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(ii) any and all claims of employment discrimination, harassment or retaliation under any federal, state or local statute or ordinance, public policy or the common law, including, without limitation, any and all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Equal Pay Act, the Sarbanes-Oxley Act, the Family Medical Leave Act, the Health Insurance Portability and Accountability Act of 1966, the National Labor Relations Act, the Occupational Safety and Health Act, the Families First Coronavirus Response Act, the Coronavirus Aid, Relief, and Economic Security Act, the Sarbanes-Oxley Act of 2002, the Constitution of the State of New York, the New York State Human Rights Law, the New York Labor Law (including but not limited to the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York State Correction Law, the New York State Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, the New York City Human Rights Law, the Constitution of the State of Illinois, and the Illinois Human Rights Act, the Constitution of Nevada, Nevada Revised Statutes (“N.R.S.”) § 608.017 (wage discrimination based on sex), N.R.S. §§ 613.310 - 613.345 (unlawful employment practices), the Nevada Occupational Safety and Health Act (N.R.S. § 618.005 et seq.), any Nevada state civil rights act, any state statutory wage claim as set forth in Chapter 608 of the Nevada Revised Statutes, and any other laws of the State of Nevada, including as all of the aforementioned federal, state, and local laws as have been or may be amended;

(iii) any and all claims for employee benefits, including, without limitation, any and all claims under the Employee Retirement Income Security Act of 1974, as amended; provided, however, that nothing in this Section 7 is intended to release, diminish, or otherwise affect any vested monies or other vested benefits to which the Executive may be entitled from, under, or pursuant to any savings or retirement plan of the Company;

(iv) any and all claims for slander, libel, defamation, negligent or intentional infliction of emotional distress, personal injury, prima facie tort, negligence, compensatory or punitive damages, or any other claim for damages or injury of any kind whatsoever; and

(v) any and all claims for monetary recovery, including, without limitation, attorneys’ fees, experts’ fees, medical fees or expenses, costs and disbursements and the like.

By entering into this Separation Agreement, the Executive represents and agrees that the failure of this Separation Agreement to specifically identify or enumerate above any statute or common law theory under which he releases claims is not intended by the Executive or the Company to limit, diminish or impair in any way the Executive’s intended and actual release of all claims, demands, causes of action, and liabilities of any kind whatsoever against the Company and the Releasees.

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b. For purposes of this Agreement, the term “the Company and the Releasees” includes The Healing Company Inc. and its predecessors, direct and indirect affiliates, related companies, successors and assigns, regardless of the jurisdiction in which such entities may be located, and all of its and their respective past, present and future directors, officers, members, managers, employees, attorneys, representatives and agents, whether acting as agents or in their individual capacities, and this Separation Agreement shall inure to the benefit of and shall be binding and enforceable by all such entities and individuals.

c. It is understood that this release does not serve to waive any rights or claims that, pursuant to law, cannot be waived or subject to a release of this kind, such as: (i) claims for unemployment or workers’ compensation benefits; (ii) rights to vested benefits under any applicable welfare, retirement and/or pension plans; (iii) rights to defense and indemnification, if any, from the Company for actions taken by you in the course and scope of the Executive’s employment with the Company; (iv) claims, actions, or rights arising under or to enforce the terms of this Separation Agreement; and/or (v) the right to file a charge with an administrative agency or participate in an agency investigation; provided, however, that the Executive hereby waives his right to recover any money in connection with such charge or investigation. Moreover, nothing in this Separation Agreement limits or waives, or is intended to limit or waive, the Executive’s right pursuant to the Older Workers Benefit Protection Act to seek a judicial determination of the validity of the Separation Agreement’s waiver of claims under the Age Discrimination in Employment Act.

d. The Executive and the other Releasors Releasing Parties covenant not to sue the Company or any of the other Releasees for any claims, demands, causes of action, and liabilities of any kind released under the provisions of Sections 7.a.-c., above.

8. No Pending or Future Lawsuits. The Executive represents and warrants that, as of the date he executes this Separation Agreement, (a) he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees and (b) he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9. Separation from Employment. By entering into this Separation Agreement, the Executive acknowledges and agrees that his employment with the Company has been permanently and irrevocably severed. The Executive agrees that the Company shall not have any obligation at any time in the future to reemploy him, or enter into any other business arrangement of any kind with him. The Executive further agrees that if he does seek reemployment or any other business arrangement with the Company under which he would receive compensation for services performed by him, a rejection by the Company of his application or inquiry will not constitute a violation of this Separation Agreement or a violation of law in any manner whatsoever.

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10. Company Property and Information. The Executive shall return or destroy Employer Group property and Company documents, as required by Section 3.b. of the CPR Agreement no later than seven (7) days after the Effective Date of this Separation Agreement. As used herein, “Employer Group property” shall have the same meaning as it does in the CPR Agreement. By signing this Separation Agreement, the Executive expressly agrees that the Company shall have the right, on demand, to verify through an independent third-party forensic examiner that the Executive has not retained any Employer Group property in any form or manner whatsoever, including without limitation in or on any electronic device, phone, PDA, computer, e-mail account, hard drive or cloud storage system, whether or not personal in nature; provided, however, that such third-party forensic examiner will conduct any examination in a manner designed to protect purely personal information or data from disclosure to the Company as a result of the examination. The Executive further agrees that, in addition to any other remedies available to the Company under any other agreement, at law, or in it, the Company shall be entitled to (a) equitable relief, including, without limitation, specific performance, a temporary restraining order(s), and temporary or permanent injunctive relief and (b) liquidated damages in an amount equal to the Severance, to enforce the provisions of this section.

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13. Severability. If at any time after the date of the execution of this Separation Agreement any provision of this Separation Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Separation Agreement, provided, however, that if Section 7 is held to be illegal, void, or unenforceable in whole or in part, the Executive agrees to promptly execute a legal, valid, and enforceable general release and waiver of claims and covenant not to sue in favor of the Company and the Releasees and, in the event that such a legal, valid, and enforceable general release and waiver of claims and covenant to sue cannot be obtained, then the Executive shall be deemed to have assigned, transferred, and conveyed the claims described in Section 7 to the Company.

14. Voluntary Agreement.

a. The Company hereby advises the Executive to consult with an attorney before executing this Separation Agreement.

b. The Executive has twenty-one (21) days to consider this Separation Agreement, execute it, and return it via email, facsimile, or overnight courier (e.g., FedEX or UPS) to the Company’s Chief Executive Officer, Simon Belsham, 11th Floor, Ten Grand St, Brooklyn, New York, NY 11249, Fax: [*], Email: simon@healingcompany.com. To the extent that the Executive executes this Separation Agreement before the end of the twenty-one (21) day period, the Executive hereby knowingly and voluntarily waives the remainder of that twenty-one (21) day period. If the Executive fails to execute and return this Separation Agreement to the Company within the twenty-one (21) day period, then this Separation Agreement will be null and void and of no force or effect.

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c. The Executive agrees that, for a period of seven (7) days after he signs this Separation Agreement, he has the right to revoke it by providing written notice of his revocation via email, facsimile, or overnight courier (e.g., FedEX or UPS) to the Company’s Chief Executive Officer, Simon Belsham, at the address provided in Section 14.b. above. This Separation Agreement will become fully effective and enforceable on the first day immediately following the expiration of the seven-day revocation period (the “Effective Date”), provided that the Executive executes and returns it as provided in Section 14.b. above and does not revoke his acceptance of this Separation Agreement in the seven-day revocation period as provided in this Section 14.c. The Executive understands that the expiration of the seven-day period after he signs this Separation Agreement confirms that he did not revoke his assent to this Separation Agreement, and, therefore, that it is fully effective and enforceable.

d. By signing this Separation Agreement, the Executive acknowledges and agrees that he:

(i) has carefully read and fully understands all of the provisions of the Separation Agreement (including the provisions in Section 7 concerning his release of claims);

(ii) understands that the claims he is releasing under Section 7 include, but are not limited to, claims arising under the federal Age Discrimination in Employment Act;

(iii) knowingly and voluntarily agrees to all of the terms set forth in this Separation Agreement (including the provisions in Section 7 concerning his release of claims);

(iv) knowingly and voluntarily agrees to be legally bound by this Separation Agreement (including the provisions in Section 7 concerning his release of claims);

(v) has been advised to consult with an attorney before signing this Separation Agreement;

(vi) has had an opportunity to consult with an attorney of his own choosing before signing this Separation Agreement;

(vii) has been given at least twenty-one (21) days in which to review and consider this Separation Agreement before signing it; and,

(viii) has been provided under the terms of this Separation Agreement a period of at least seven (7) days following the execution of the agreement in which the Executive may revoke it and that the Separation Agreement shall not become effective or enforceable until that seven (7) day revocation period has expired.

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15. No Admission. The Executive understands and agrees that the making of this Separation Agreement is not intended, and shall not be construed, as an admission that the Company and the Releasees, or any person now or previously employed by or associated with the Company and the Releasees, have violated any federal, state or local law, ordinance, regulation, public policy or common law rule, or have committed any wrong whatsoever against the Executive. This Separation Agreement shall be deemed to fall within the protection afforded to settlements, compromises and offers to compromise by applicable law.

16. Complete Agreement. This Separation Agreement represents the complete understanding between the Executive and the Company concerning the subject matter of this Separation Agreement, and no other promises or agreements concerning the subject matter of this Separation Agreement shall be binding unless reduced to writing and signed by the Executive and the Company. The Executive and the Company agree that this Separation Agreement supersedes any prior agreements or understandings of the Parties, whether oral or written, concerning the subject matter of this Separation Agreement.

17. No Oral Modification. This Separation Agreement may only be amended in a writing signed by the Executive and the Company’s chief executive officer.

18. Drafting. Should any provision of this Separation Agreement require interpretation or construction, it is agreed by the Executive and the Company that the person interpreting or construing this Separation Agreement shall not apply a presumption against one Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

19. Successors and Assigns. This Separation Agreement is binding upon, and shall inure to the benefit of, the Company and the Releasees, and its and their respective heirs, executors, administrators, successors and assigns.

20. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to the Executive or made on his behalf under the terms of this Separation Agreement. The Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. The Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) the Executive’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

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21. Authority. The Company represents and warrants that the undersigned representative of the Company has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Separation Agreement. The Executive represents and warrants that he has the capacity to act on his/her own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Separation Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22. No Representations. The Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Separation Agreement. The Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Separation Agreement.

23. No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Separation Agreement, or the failure to prosecute any breach of any of the terms or conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

24. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the Age Discrimination in Employment Act, in the event that either Party brings an action to enforce or effect its rights under this Separation Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN LAS VEGAS, NEVADA BEFORE THE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH NEVADA LAW, AND THE ARBITRATOR SHALL APPLY PROCEDURAL NEVADA LAW AND SUBSTANTIVE NEVADA LAW (AND, IF APPLICABLE, SUBSTANTIVE FEDERAL LAW) TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH NEVADA LAW, NEVADA LAW SHALL TAKE PRECEDENCE. THE AWARD OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION, SUBJECT TO THE RIGHTS OF A PARTY UNDER THE FEDERAL ARBITRATION ACT OR THE NEVADA UNIFORM ARBITRATION ACT OF 2000 TO MOVE TO HAVE THE AWARD VACATED, MODIFIED, OR CORRECTED. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

26. Governing Law. This Separation Agreement is governed by the laws of the State of Nevada, without regard to its principles of conflicts of law.

27. Counterparts. This Separation Agreement may be executed in counterparts and also by facsimile, scan or other electronic means (e.g., DocuSign), and each counterpart, facsimile or electronic copy shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

28. Section Headings. The Section headings and subheadings (e.g., “Counterparts”) used in this Separation Agreement are inserted for convenience only and shall be disregarded in construing this Separation Agreement.

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CONSULT WITH AN ATTORNEY AND READ

THIS SEPARATION AGREEMENT AND RELEASE OF CLAIMS CAREFULLY BEFORE SIGNING IT. BY SIGNING THIS SEPARATION AGREEMENT AND RELEASE OF CLAIMS YOU ARE GIVING UP IMPORTANT LEGAL RIGHTS.

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement on the respective dates set forth below.

THE HEALING COMPANY INC.

By:
Name:
Title:
Dated:

AMIT KAPUR

Signed:
Dated:

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Exhibit 1

(Form of Amendment to the September 1, 2022

Restricted Stock Award Agreement Between The Healing Company Inc. and Amit Kapur)

(See Attached)

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